UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

PATHFINDER BANCORP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2009

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. The Annual Meeting will be held at the Econolodge, 70 E. First Street, Oswego, New York at 10:00 a.m., Eastern Time, on April 29, 2009.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on our operations. Directors and officers, as well as a representative of our independent registered public accounting firm (also referred to as our “Auditors”), will be present to respond to questions that shareholders may properly present.

The Annual Meeting is being held so that shareholders may consider the election of four directors, three for a three- year term and one for a two-year term, and the ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2009.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of the nominated directors, and the ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
(315) 343-0057

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 29, 2009

Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc., will be held at the Econolodge, 70 E. First Street, Oswego, New York on April 29, 2009 at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1)	The election of four directors – three for a three- year term and one for a two- year term;
2)	The ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on  March 16, 2009 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

OUR PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON WWW.PATHFINDERBANK.COM/ANNUALREPORT.  IF YOU NEED DIRECTIONS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, PLEASE CALL US AT 315-207-8036.

                                                                By Order of the Board of Directors

                                                    /s/ Edward A. Mervine
                                                    Edward A. Mervine
                                Secretary

March 31, 2009

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
(315) 343-0057

ANNUAL MEETING OF SHAREHOLDERS
April 29, 2009

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. to be used at our annual meeting of shareholders, which will be held at the Econolodge, 70 E. First Street, Oswego, New York on April 29, 2009, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying notice of annual meeting of shareholders and this proxy statement are first being mailed to shareholders on or about March 31, 2009.

REVOCATION OF PROXIES

Shareholders who sign the proxies we are soliciting will retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "for" the proposals set forth in this proxy statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares as directed by a majority of the Board of Directors in attendance at the annual meeting.  We know of no additional matters that will be presented for consideration at the annual meeting.  If a shareholder who wishes to bring a matter for shareholder consideration (other than a shareholder proposal) fails to notify us in writing five days before the annual meeting, the matter will not be placed on the annual meeting agenda.  We are not aware of any such proposals for this year’s annual meeting.

Proxies may be revoked by sending written notice of revocation to our Secretary, at the address shown above, by delivering to us a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. The presence at the annual meeting of any shareholder who had returned a proxy will not revoke the proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Secretary prior to the voting of the proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share as of the close of business on March 16, 2009, (the “Record Date”), are entitled to one vote for each share they own. As of the Record Date, we had 2,484,832 shares of common stock issued and outstanding of which 1,583,239 were held by our mutual holding company Pathfinder Bancorp, M.H.C., and 901,593 of which were held by shareholders other than Pathfinder Bancorp, M.H.C.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a shareholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust, or other institution) and does not provide voting instructions to the holder of the account, such shares will be considered “Broker non-votes.” Broker non-votes and proxies marked abstain will be counted for purposes of determining that a quorum is present. As to the election of directors, shareholders may cast their votes “For”, “Withheld” Or “For All Except”. As to the ratification of the retention of our independent registered public accounting firm, shareholders may cast their votes “For,” “Against” or “Abstain.”  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes cast at the annual meeting in person or by proxy, without regard to broker non-votes or proxies as to which shareholders abstain, is required for ratification of Beard Miller Company LLP as our independent registered public accounting firm. Because our mutual holding company owns a majority of the outstanding shares, should it vote “For” the proposals, passage of the proposals would be assured.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by directors individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

	Amount of Shares Owned
	and Nature of		Percentage of Shares of
Name and Address of Beneficial Owners (1)	Beneficial Ownership (2)		Common Stock Outstanding

Directors and Executive Officers
Janette Resnick	3,330	(4)	0.13%
Thomas W. Schneider	7,565	(5)	0.30%
Chris R. Burritt	4,800	(6)	0.19%
George P. Joyce	4,964		0.20%
Bruce E. Manwaring	12,815		0.52%
L. William Nelson, Jr.	26,950	(7)	1.08%
Corte J. Spencer	14,500		0.58%
Steven W. Thomas	19,234		0.77%
Lloyd "Buddy" Stemple	7,539		0.30%
James A. Dowd	7,868		0.32%
Melissa A. Miller	3,518		0.14%
Edward A. Mervine	3,219		0.13%
Ronald Tascarella	7,850		0.32%

All Directors and Executive Officers as	124,152		5.00%
a Group (13 persons) (3)

Principal Shareholders:
Pathfinder Bancorp, M.H.C. (3)	1,583,239		63.72%
214 West First Street
Oswego, New York 13126

Pathfinder Bancorp, M.H.C. and all	1,707,391		68.71%
Directors and Executive Officers

1)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
2)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.  This table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.

3)	All of our directors are also directors of Pathfinder Bancorp, M.H.C. All of our executive officers are also executive officers of the Pathfinder Bancorp, M.H.C.

4)	Ms. Resnick has sole voting power over 2,600 shares and shared voting and investment power over 730 shares.
5)	Mr. Schneider has sole voting and investment power over 7,265 shares and shared voting and investment power over 300 shares.
6)	Mr. Burritt has sole voting and investment power over 4,650 shares and shared voting and investment power over 150 shares.
7)	Mr. Nelson has sole voting and investment power over 8,470 shares and shared voting and investment power over 18,480 shares.

SMALLER REPORTING COMPANY

    The Company has elected to prepare this Proxy and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission effective February 4, 2008.

CONDUCT OF MEETING

    In accordance with the bylaws, and by action of the Board of Directors, the Chair of the Board will preside over the annual meeting.  The Chair of the Board has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize shareholders who wish to speak, and the right to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the Agenda.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine members. Our bylaws provide for three classes as nearly equal in number as possible of directors, one class to be elected annually. We are electing four directors this year since four terms expire.  In 2006, we had ten directors, and elected four.  Following the retirement of Mr. Gagas as director on December 31, 2006, the Company amended its bylaws to reduce the number of directors from ten to nine.  As a result, there are four director seats out of nine available for election.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualify. In order to more correctly align with our bylaws, which provide for three classes of directors, three directors will be elected at the annual meeting to serve for a three-year period and one director will be elected to serve a two-year period until their respective successors shall have been elected and qualify. The Board of Directors’ Nominating/Governance Committee has nominated Bruce E. Manwaring, L. William Nelson and Lloyd “Buddy” Stemple for a three-year term, and George P. Joyce for a two-year term.

The table below sets forth certain information regarding the composition of the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name (1)	Age (2)	Position Held	Director Since (3)	Current Term to Expire

Nominees
Bruce E. Manwaring	67	Director	1984	2009
L. William Nelson, Jr.	65	Director	1986	2009
George P. Joyce	58	Director	2000	2009
Lloyd "Buddy" Stemple	48	Director	2005	2009

Directors Continuing in Office
Steven W. Thomas	47	Director	2000	2010
Corte J. Spencer	66	Director	1984	2010
Janette Resnick	66	Chair of the Board	1996	2010
Thomas W. Schneider	47	President, Chief Executive Officer	2001	2011
Chris R. Burritt	55	Director	1986	2011

(1)
The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.  Each of the persons listed is also a Director of Pathfinder Bancorp, M.H.C., which owns the majority of our issued and outstanding shares of common stock.

(2)	As of March 31, 2009.
(3)	Dates prior to 1995 reflect initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank.

The principal occupation during the past five years of each director and Executive Officer is set forth below. All Directors and Executive Officers have held their present positions for five years unless otherwise stated.

JANETTE RESNICK is the Chair of the Board.  She has been retired since 2003. Prior to her retirement, she was the Executive Director of Oswego County Opportunities, a private, not for profit human services agency located in Oswego and Fulton, New York.

CHRIS R. BURRITT is the president and general manager of R.M. Burritt Motors, Inc./Chris Cross, Inc., an automobile dealership located in Oswego, New York.

BRUCE E. MANWARING  retired effective March 1, 2007, as the Chamberlain for the City of Oswego. Prior to his appointment in 1999, Mr. Manwaring was the owner of Oswego Printing Co. located in Oswego, New York.

L. WILLIAM NELSON, Jr. is the owner and manager of Nelson Funeral Home located in Oswego, New York.

STEVEN W. THOMAS is a licensed real estate broker and a developer. Mr. Thomas is involved in numerous commercial development projects in Oswego County.  Mr. Thomas is also a member of Surelock Industries, LLC, a local wood floor manufacturer.

GEORGE P. JOYCE is the owner and operator of Laser Transit, Ltd., Lacona, New York, a Central New York logistics services provider.

CORTE J. SPENCER retired effective January 1, 2007 as the Chief Executive Officer and Administrator of Oswego Hospital and the managing director of Oswego Health, Inc. located in Oswego, New York.

LLOYD "BUDDY" STEMPLE is the Vice-President and General Manager of Novelis Specialty Products, Novelis Inc. which has manufacturing locations in Oswego, New York, Kingston, Ontario Canada and sales offices in Cleveland, Ohio and Detroit, Michigan.

EXECUTIVE OFFICERS OF THE COMPANY WHO ARE DIRECTORS

THOMAS W. SCHNEIDER is the President and Chief Executive Officer (“CEO”) of Pathfinder Bancorp, Inc. and Pathfinder Bank. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank.

INDEPENDENCE OF DIRECTORS

Our common stock is listed on the Nasdaq Capital Market. The Board of Directors has considered the Nasdaq listing requirements for "independence" of directors, and although we may be exempt as a "controlled" Company pursuant to Nasdaq rules, the Board of Directors has determined that all of its directors with the exception of Mr. Schneider are "independent" pursuant to Nasdaq’s listing requirements. Our independent directors will hold executive sessions no less than twice a year. Shareholders who wish to communicate with the Chair or with the independent directors as a group may do so by writing to our Corporate Secretary at Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126. The Corporate Secretary will forward said communication to the independent directors or Chair as requested by the shareholder.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions or series of transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction where the Company was or is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to us. Namely, this prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  The Company’s subsidiary has made loans to each of the following Officers and/or Directors or their immediate families: Steven W. Thomas, James Dowd, Bruce Manwaring, Chris Burritt, Melissa Miller, George Joyce, L. William Nelson, Edward A Mervine, Thomas Schneider, Corte Spencer and Lloyd Stemple.  Each of these loans: were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and did not involve more than normal risk of collectibility or present other unfavorable features.

All transactions between us and our executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, must be approved by a majority of independent outside directors of ours not having any interest in the transaction, pursuant to our Code of Ethics.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

JAMES A. DOWD, CPA, age 41, has been employed by Pathfinder Bank since 1994 and is Senior Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Mr. Dowd is responsible for the accounting and finance departments.

MELISSA A. MILLER, age 51, has been employed by Pathfinder Bank since 1976 and is Senior Vice President and Chief Operating Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Ms. Miller is responsible for deposit operations, branch administration and information services.

EDWARD A. MERVINE, ESQ., age 52, is Senior Vice President, General Counsel and Corporate Secretary for Pathfinder Bancorp, Inc. and Pathfinder Bank. Prior to joining us in 2002, Mr. Mervine was a partner in the law firm of Bond Schoeneck & King, LLP.  Mr. Mervine is responsible for human resources, loss mitigation, security and legal and regulatory compliance.

RONALD TASCARELLA, age 50, is Senior Vice President and Chief Credit Officer.  Mr. Tascarella joined the Company in 2006.  Prior to joining, he was Senior Vice President of Oswego County National Bank, one of the Company’s primary competitors.  Mr. Tascarella is responsible for Pathfinder Bank’s lending operations.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). Our officers and directors and beneficial owners of greater than 10% of our common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. All of our officers and directors filed these reports in a timely fashion, with the following exception. A Form 3 for our Controller, Shelley Tafel, was filed one month late due to management oversight.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2008, the Board of Directors held twelve regular and two special meetings. During the year ended December 31, 2008, no director attended fewer than 75% percent of the total meetings of the Board of Directors and committees on which such director served.

Compensation Committee

The Compensation Committee meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee. In the year ended December 31, 2008, the members of the Compensation Committee were Directors Manwaring, Resnick, Spencer, Burritt and Nelson. All of these directors are "independent" pursuant to Nasdaq listing requirements. The Compensation Committee met four times during the year ended December 31, 2008.  The Compensation Committee has a charter which is available at our website at www.pathfinderbank.com.

The Committee annually  reviews  the performance of the CEO  and  other executive officers and recommends to the Board of Directors changes to base compensation, as well as the amount of any bonus to be awarded.  In determining  whether  the  base  salary  of  an  officer should be increased, the Committee and the Board of Directors take into account individual performance, performance of the Company and information regarding compensation paid  to  executives  of  peer  group institutions performing similar  duties  in  the  Bank's  market  area.

While the Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the CEO and  Senior Vice  Presidents,  and  while  they weigh a variety of different factors in their deliberations, they have emphasized, and will continue to emphasize, earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and  Senior Vice Presidents.  Non-quantitative  factors considered by the Committee and the Board of Directors in 2008, included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee and the Board of Directors considered the standing of the Company with customers and the community, as evidenced by customer and community complaints and  compliments.  While  the  Committee  and the Board of Directors considered  each  of  the  quantitative  and  non-quantitative factors described above,  such  factors  were  not  assigned  a  specific weight in evaluating the performance  of  the  CEO  and  Senior Vice  Presidents.

    The CEO recommends to the Compensation Committee, compensation arrangements for the Senior Vice Presidents.  He does not recommend compensation arrangements for himself or Board members.

During 2008, the Compensation Committee retained the services of Amalfi Consulting, LLC (“Amalfi”) to assist the Committee in carrying out its obligations.  Amalfi was retained to accomplish the following tasks:

•
Study the compensation of the CEO and the four Senior Vice Presidents to assess the reasonableness of the current compensation packages for these officers and to help provide direction for compensation planning on a going forward basis.

•	Conduct a review of the current performance evaluation process for the CEO and develop an evaluation tool to be used in future CEO performance evaluations.

•	Study the compensation of directors to assess the reasonableness of the compensation packages of directors and recommend changes, if any.

•	Analyze the impact on the Company of payments to the CEO and four Senior Vice Presidents in the event of change of control.

Amalfi presented its report in October of 2008.  The Committee utilized the results of Amalfi’s report in its annual compensation review for Directors, the CEO and four Senior Vice Presidents.

There were no salary increases for the Company and Bank’s Named Executive officers, including Mr. Schneider during 2007.   Salary increases for these executive officers for 2008 are reflected in the Summary Compensation Table.

The following table shows the compensation of Thomas W. Schneider, our principal executive officer, and the two most highly compensated other executive officers (“Named Executive Officers”) that received total compensation of $100,000 during the past fiscal year for services to Pathfinder Bancorp, Inc. or any of its subsidiaries during the years ended December 31, 2008 and 2007, respectively.

Summary Compensation Table
				Non-Qualified
				Deferred
				compensation	All other
Name and		Salary	Bonus	earnings	compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($)

Thomas W. Schneider,	2008	$220,000	$ -	$25,592	$29,030	$274,622
President and Chief	2007	205,000	14,500	19,606	25,472	264,578
Executive Officer

Edward A. Mervine,	2008	$137,000	$ -	$ -	$7,213	$144,213
Senior Vice President,	2007	130,000	11,600	-	6,349	147,949
General Counsel and
Secretary

Ronald Tascarella	2008	$111,000	$ -	$ -	$5,847	$116,847
Senior Vice President	2007	105,000	9,000	-	5,052	119,052
and Chief Credit Officer

(1)
Current year performance-based bonus awards have not been determined, but are expected to be determined prior to the annual meeting. Prior year amounts represent annual bonus awarded based on individual performance, paid in the first quarter of 2008.

(2)
The following table represents the non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred to the Second Executive Supplemental Retirement Income Agreement and the Executive Deferred Compensation Plan for each Named Executive.

		Deferred	Supplemental
		Compensation	Executive Retirement
Named Executive	Year	Earnings	Earnings

Thomas W. Schneider	2008	$1,438	$24,154
	2007	1,202	18,404
Edward A. Mervine	2008	$ -	$ -
	2007	-	-
Ronald Tascarella	2008	$ -	$ -
	2007	-	-

(3)	All other compensation represents the following for each Named Executive.

		Employee Savings Plan	Automobile Expense	Country Club	Life Insurance
Named Executive	Year	Company Contribution	Reimbursement	Dues	Premium

Thomas W. Schneider	2008	$6,837	$19,288	$2,560	$345
	2007	6,150	15,864	2,882	576
Edward A. Mervine	2008	$6,912	$ -	$ -	$301
	2007	5,850	-	-	499
Ronald Tascarella	2008	$5,604	$ -	$ -	$243
	2007	4,883	-	-	169

Employment Agreements.  The Company and its operating subsidiary, Pathfinder Bank (or “the Bank”) entered into employment agreements with Thomas W. Schneider and Edward A Mervine.  The agreements have an initial term of three years.  Unless notice of non-renewal is provided, the agreements renew annually.  The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased.  Under the agreements, 2008 base salaries for Messrs. Schneider and Mervine are $220,000 and $137,000, respectively.  In addition to the base salary, each agreement provides for, among other things, participation in employee and welfare benefit plans and incentive compensation and bonus plans applicable to senior executive employees, and reimbursement of business expenses.

The executives are entitled to severance payments and benefits in the event of termination of employment under specified circumstances.  In the event their employment is terminated for reasons other than for cause, disability or retirement, or in the event they resign during the term of the agreement following:

•	the failure to elect or reelect or to appoint or reappoint the executive to his executive position;

•	a material change in the executives’ functions, duties, or responsibilities, which change would cause the executives’ position to become one of lesser responsibility, importance or scope;

•
the liquidation or dissolution of Pathfinder Bancorp, Inc. or Pathfinder Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executives;

•	a relocation of the executives’ principal place of employment by more than 30 miles from its location as of the date of the agreements;

•	a material breach of the agreements by Pathfinder Bancorp, Inc. or Pathfinder Bank; or

•	solely with respect to Mr. Schneider, a failure of to be nominated, elected or re-elected to the Board,

the executives will be entitled to a severance payment equal to three times the sum of the their base salary and the highest rate of bonus awarded to them during the prior three years, payable as a single cash lump sum distribution within 30 days following their date of termination.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.

If the executives voluntarily resign (without the occurrence of the specified circumstances listed above) from their employment with Pathfinder Bancorp, Inc. and Pathfinder Bank, the Board will have the discretion to provide severance pay to the executives, provided, however, that such amount does not exceed three times the average of the executives’ three preceding years’ base salary, including bonuses, any other cash compensation paid to the executives during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.

Upon the occurrence of  a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the executives’ termination of employment for any reason, other than for cause, they will be entitled to receive a single cash lump distribution equal to 2.99 times their average base salary over the previous five years, including bonuses, any other cash compensation paid to them during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.  In the event payments made to the executives include an “excess parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payments will be cutback by the minimum dollar amount necessary to avoid this result.

Should the executives become disabled, they would be entitled to receive their base salary for one year, where the payment of base salary will commence within 30 days from the date the executives are determined to be disabled, and will be payable in equal monthly installments.

Upon the executives’ voluntary resignation from employment (without the occurrence of the specified circumstances listed above) the executives agree not to compete with Pathfinder Bancorp, Inc. or Pathfinder Bank for one year following their resignation.

Change of Control Agreement.   The Company and Pathfinder Bank have entered into a Change of Control Agreement with Ronald Tascarella which provides certain benefits to Mr. Tascarella should he be “dismissed” from employment within a twelve month period following a change of control of the Company or the Bank.  Although “dismissal” does not include a termination for cause or voluntary termination, it does include:

•	a material change in the executive’s functional duties or responsibilities which would cause the executive’s position to become one of lesser responsibility, importance of scope.

•	A relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement.

•	A material reduction in the benefits to the executive as of the date of the agreement.

In the event of such dismissal, the executive, or his beneficiary should he die subsequent to the dismissal, is entitled to a sum equal to his most recent annual base salary plus bonuses.  The executive is also entitled to continued life, medical and dental coverage for a period of twelve months subsequent to the dismissal, and is determined to be fully vested in any stock option plans, deferred compensation plans, or restricted stock plans in which he participates.

Second Supplemental Retirement Income Agreement.  Pathfinder Bank maintains an individual Second Supplemental Retirement Income Agreement with Mr. Schneider.  Pathfinder Bank satisfies its obligations under the agreement by making annual contributions to a secular grantor trust established by Mr. Schneider.  Such benefits are immediately taxable benefits to Mr. Schneider.  If Mr. Schneider exercises his withdrawal rights with respect to contributions made to the secular grantor trust, Pathfinder Bank will continue to accrue “phantom contributions” to an accrued benefit account but will make no further contributions to the secular grantor trust on Mr. Schneider’s behalf.  The “phantom contributions” are not immediately taxable to Mr. Schneider and are considered deferred compensation under the Internal Revenue Code.

Upon attainment of age 65, Mr. Schneider will be entitled to receive his supplemental retirement income benefit under the agreement, measured as of the date Mr. Schneider attains age 65.   This benefit may be payable in a lump sum or in monthly installments over a 15-year period.  If Mr. Schneider does not exercise his withdrawal rights, he can elect the form of payment of his benefit from his secular grantor trust at any time.  If Mr. Schneider exercises his withdrawal rights, he was required to elect the form of payment of his accrued benefit account on or before December 31, 2008.   In the event Mr. Schneider dies after attaining age 65 but prior to the commencement or completion of all monthly payments due, Pathfinder Bank will pay Mr. Schneider’s beneficiary the remaining payments that were due to Mr. Schneider.  The actual amount of Mr. Schneider’s supplemental retirement income benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to the secular grantor trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

If Mr. Schneider does not exercise his withdrawal rights and is involuntarily terminated for any reason, including a termination due to disability, voluntary resignation for “good reason,” but excluding termination for cause, Pathfinder Bank will be required to make an immediate lump sum contribution to Mr. Schneider’s secular grantor trust in an amount equal to the (i) full contribution required for the plan year in which the involuntary termination occurs, if not yet made, plus (ii) the present value of all remaining contributions that are required to be made by Pathfinder Bank to Mr. Schneider’s secular grantor trust, provided, however, that, if necessary, an additional amount will be contributed to the secular grantor trust in an amount equal to the  after-tax benefits Mr. Schneider would have received if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance until Mr. Schneider reached age 65.  If Mr. Schneider previously exercised his withdrawal rights, Pathfinder Bank will be required to record a final phantom contribution in his accrued benefit account equal to (i) the full phantom contribution required for the plan year in which such involuntary termination occurs, if not yet made, plus (ii) the present value of all remaining phantom contributions that are required to be accrued by Pathfinder Bank.

In the event of a change in control of Pathfinder Bank or Pathfinder Bancorp, Inc., followed by Mr. Schneider’s involuntary termination of employment or voluntary resignation for “good reason,” within 36 months thereafter, Pathfinder Bank will be required to make an immediate lump sum contribution to Mr. Schneider’s secular grantor trust in an amount equal to the (i) full contribution required for the plan year in which the termination occurs, if not yet made, plus (ii) the present value of all remaining contributions that are required to be made by Pathfinder Bank to Mr. Schneider’s secular grantor trust.  In no event will the lump sum contribution be less than an amount equal to the after-tax benefits Mr. Schneider would have received at age 65 if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance.  If Mr. Schneider previously exercised his withdrawal rights, Pathfinder Bank will be required to record a lump sum “phantom contribution” equal to the actuarial equivalent of the supplemental retirement income benefit that Mr. Schneider would have received if he remained employed with Pathfinder Bank until attaining age 65.

Executive Deferred Compensation Plan.  Pathfinder Bank maintains an Executive Deferred Compensation Plan for a select group of management employees.  A participant in the plan is eligible to defer, on a monthly basis, a percentage of compensation received from Pathfinder Bank, up to $750.  The participant’s deferred compensation will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant terminates employment with Pathfinder Bank or attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of employment within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the participant’s date of disability.  Such benefit will commence within 30 days following the date on which the participant is disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

Benefits

Medical  And  Life  Insurance  And  Educational  Assistance.  The  Company provides  full-time  employees  with  medical, life and accidental death and dismemberment  insurance.  In addition, the Company maintains a "cafeteria plan" for employees, which permits qualifying employees to allocate a portion of their compensation,  on  a  pre-tax  basis,  for  the  payment  of medical, dental and dependent  care  expenses  as well as the payment of certain insurance premiums. The  Company  also offers educational assistance to full-time employees who have worked  for  the Company for at least one year and who desire to take courses at any  accredited  school  of  learning.  The  Company  also  provides  long-term disability  income insurance for all employees equal to the lesser of $6,000 per month  or  60%  of  the  employee's  basic  monthly  earnings.

Defined Benefit Plan. Pathfinder Bank maintains a tax-qualified noncontributory defined benefit plan ("Retirement Plan"). All salaried employees age 21 or older who have worked for the Bank for at least one year and have been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank contributes annually to the Retirement Plan an amount necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement  Income Security Act of 1974 ("ERISA").

At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity.  The retirement benefit provided is equal to 1.5% of a participant's average monthly compensation for periods after May 1, 2004, and 2.0% of the participant's average monthly compensation for credited service prior to May 1, 2004 based on the average of the three consecutive years during the last 10 years of employment which provides the highest monthly average compensation multiplied by the participant's years of credited service (not to exceed 30 years) to the normal retirement date.  Retirement benefits also are payable upon retirement due to early and late retirement.  Benefits also are paid from the Retirement Plan upon a Participant's disability or death. A reduced benefit is payable upon early retirement at or after age 60, or the completion of 30 years of service with the Bank.  Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced or early retirement or a deferred retirement benefit commencing on such participant's normal retirement date.  Benefits are payable in various annuity forms.  On December 31, 2008, the market value of the Retirement Plan trust fund was approximately $3,461,000.  For the plan year ended September 30, 2008, the Company made a contribution of $163,000 to the Retirement Plan.

Employee Savings Plan.  The Bank maintains an Employee Savings Plan which is a qualified, tax-exempt profit sharing plan with a cash or deferred feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan").  All employees who have attained age 21 and have completed 90 days of employment during which they worked at least 1,000 hours are eligible to participate.

Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred does not exceed $15,500 for 2008.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan.  The “catch-up contributions” may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan.  The maximum “catch-up contribution” that a participant can make in 2008 was $5,000.    For these purposes, "compensation" includes total  compensation  (including  salary  reduction  contributions made under the 401(k)  Plan  or  the flexible benefits plan sponsored by the Bank), but does not  include compensation in excess of $230,000 for 2008. The Company, in its discretion, may  match  participants'  salary  reduction  contributions  based  upon Bank profits  for  the  current  fiscal year. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year beginning at the end of a participant's second year of service with the Bank until a participant is 100% vested after six years of service. Participants also will vest in employer matching contributions when they reach the normal retirement  age of 65 or later, or upon death or disability  regardless  of  years  of  service.

Plan benefits will be paid to each participant in a lump sum. At December 31, 2008, the market value of the 401(k) Plan trust fund was approximately $2,936,000.  For  the  plan  year  ended  December  31,  2008,  the  Bank made a contribution in  the amount of $157,000 to the 401(k) Plan.

Employee Stock Ownership Plan.  Pathfinder Bank maintains an Employee Stock Ownership Plan.  Employees who are at least 21 years old with at least one year of employment with Pathfinder Bank are eligible to participate. The employee stock ownership plan had borrowed funds from Pathfinder Bancorp, Inc. and used those funds to purchase shares of common stock for the plan.  Collateral for the loan was the common stock purchased by the employee stock ownership plan.  The loan was fully repaid in 2005.  The common stock that was purchased with the loan was held in a suspense account and was allocated to participants’ accounts in the employee stock ownership plan as the loan was repaid. Since the loan to the plan has been fully repaid, all common stock held in the suspense account has been fully allocated.

 Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of one year of credited service, and will be fully vested upon completion of five years of credited service.  Participants’ interest in their account under the plan will also fully vest in the event of termination of service due to their normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable generally upon the participants’ termination of employment with Pathfinder Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

Stock Option Plan. The Pathfinder Bancorp, Inc. 1997 Stock Option Plan (the "Stock Option Plan") authorizes the grant of stock options and limited rights to purchase 132,249 shares of Common Stock. The Stock Option Plan authorizes grants of  (i)  options  intended to qualify as "incentive stock options," (ii) options that  do  not  qualify  as incentive stock options ("non-statutory options") and (iii)  limited  rights (described below) that are exercisable only upon a change in  control  of Pathfinder Bancorp, Inc. (as defined). Non-employee directors are eligible to receive  only  non-statutory  options.  No  options were granted during the past  year.

During the year, neither Mr. Schneider nor any of the officers listed on the Summary Compensation Table acquired any stock through the exercise of options. As of December 31, 2008, no in-the-money unexercised options were held by Mr. Schneider.

The  Board of  Directors  may amend, suspend or terminate the Stock Option Plan  except  that  such  amendments  may  not impair awards previously granted. Shareholders of Pathfinder Bancorp, Inc. must approve any amendment to the Stock Option Plan that would increase  the number of options, decrease an option exercise price, extend the term of the Stock Option Plan or any option, or change the persons or category  of  persons  eligible  to be granted options.  The exercise of options will have a dilutive effect on the ownership interests of existing shareholders. Further,  the  exercise  of  options  may  render more difficult or discourage a merger, tender offer or other takeover attempt even if such transaction or event would  be  beneficial  to shareholders generally, the assumption of control by a holder  of  a  large  block  of Pathfinder Bancorp, Inc.'s securities, a proxy contest or the removal  of  incumbent  management.

Outstanding Equity Awards at Year-End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2008 for the Named Executive Officers.

Option Awards
Equity incentive plan
	Number of securities	Number of securities	awards: number of
	underlying uexercised	underlying uexercised	securities		Option
	options	options	underlying unexercised	Option	expiration
	exercisable	unexercisable	unearned options	exercise price	date
Named Executive	(#)	(#)		($)
Thomas A. Schneider	-	-	-	-	-
Edward A. Mervine	-	-	-	-	-
Ronald Tascarella	-	-	-	-	-

Stock Awards
Equity incentive plan
			Equity incentive plan	awards: market or
			awards: number of	payout value of
	Number of shares or	Market value of	unearned shares,	unearned shares,
	units of stock that	shares or units of stock	units or other rights	units or other rights
	have not vested	that have not vested	that have not vested	that have not vested
Named Executive	(#)	(#)	(#)	($)
Thomas A. Schneider	-	-	-	-
Edward A. Mervine	-	-	-	-
Ronald Tascarella	-	-	-	-

Nominating/Governance Committee

The Nominating/Governance Committee met three times in the year ending December 31, 2008, to address issues concerning corporate governance, succession planning, and to nominate directors to fulfill the terms of the upcoming year. In the year ended December 31, 2008, the Nominating/Governance Committee was comprised of directors Manwaring, Joyce and Resnick, all of whom are "independent" pursuant to the Nasdaq listing requirements. The Nominating/Governance Committee has a charter in the form of governance guidelines which is available at our website at www.pathfinderbank.com.

Among other things, the functions of the Nominating/Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating/Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating/Governance Committee would solicit suggestions for director candidates from all Board members.

In addition, the Nominating/Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating/Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interest of our shareholders as a group, and not primarily a special interest group or constituency.

The Nominating/Governance Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee Financial Expert.

The Nominating/Governance Committee will consider candidates for the Board of Directors recommended by shareholders. In order to make a recommendation to the Board of Directors, a shareholder must own no less than 500 shares of the Company. Shareholders who are so qualified may send their recommendations to our Corporate Secretary for forwarding to the Nominating/Governance Committee. In light of the due diligence required to evaluate recommendations, said recommendations for candidates for the 2010 annual meeting must be received by the Nominating/Governance Committee by June 30, 2009.

 Shareholders may submit the names of candidates to be considered by writing to our Corporate Secretary, at 214 West First Street, Oswego, New York 13126. The submission must include the following information:

•
the name and address of the shareholder as it appears on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder's ownership will be required).

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder's ownership should be provided).

•	a statement of the candidate's business and educational experience.

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A.

•	a statement detailing any relationship between us and the candidate.

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors.

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating/Governance Committee will consider shareholder recommendations made in accordance with the above similarly to any other nominee proposed by any other source. We have not paid a fee to any third party to identify or evaluate any potential nominees. Moreover, the Nominating/Governance Committee has not received within the last year a recommended nominee from a shareholder who beneficially owned more than 5% of the Company's common stock, or from a group of shareholders owning more than 5%  percent of the common stock.

Audit Committee

The Audit Committee consists of Directors Manwaring, Nelson, Spencer and Joyce. The Audit Committee meets on a periodic basis with the internal auditor to review audit programs and the results of audits of specific areas, on regulatory compliance issues, as well as to review information to further their financial literacy skills. The Audit Committee meets with the Auditors to review quarterly and annual filings, the results of the annual audit and other related matters. The Chairman of the Audit Committee may meet with the Auditors on quarterly filing issues in lieu of the entire committee. The Audit Committee met seven times in 2008. Each member of the Audit Committee is "independent" as defined in the listing standards of Nasdaq and SEC Rule 10A-3. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.pathfinderbank.com.

The Audit Committee maintains an understanding of our key areas of financial risk and assesses the steps management takes to minimize and manage such risks; selects and evaluates the qualifications and performance of the Auditors; ensures that the internal and external auditors maintain no relationship with management and/or us that would impede their ability to provide independent judgment; oversees the adequacy of the systems of internal control; reviews the nature and extent of any significant changes in accounting principles; and oversees that management has established and maintained processes reasonably calculated to ensure our compliance with all applicable law, regulations, corporate policies and other matters contained in our Code of Ethics which is available on our website at www.pathfinderbank.com. The Audit Committee has established procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

The Board of Directors of Pathfinder Bancorp, Inc. has determined that Bruce E. Manwaring, chairman of the Audit Committee in 2006, 2007, and 2008 qualifies as an Audit Committee financial expert serving on the committee. Mr. Manwaring meets the criteria established by the Securities and Exchange Commission.

The Board of Directors has also determined that Mr. Manwaring and all of the Audit Committee members meet the definition of “Independent” as prescribed by the Nasdaq listing requirements, and are all financially literate.

Audit And Related Fees

Beard Miller Company LLP billed us a total of $100,095 for the audit of our 2008 annual financial statements and for the review of the related Forms 10-Q. During the fiscal year ended December 31, 2007, Beard Miller Company LLP billed us a total of $87,816 for the audit of our 2007 annual financial statements and its review of the related Forms 10-Q.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its Auditors. The Audit Committee concluded that performing such services in 2008 did not affect the auditors' independence in performing their function as independent registered public accounting firm.

All Other Fees

Aggregate fees billed for non-audit and audit related fees rendered by Beard Miller Company LLP during the years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Recurring and non-recurring tax services	$18,000	$16,550
Employee benefit plans audit	9,500	9,000
All other fees	-	-

Recurring and non-recurring tax services include assistance in connection with the New York State Franchise tax examination.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services Of The Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the non-audit fees incurred in 2008 and 2007 were, in fact, preapproved pursuant to our policy.

Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2008;

•	Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•
Received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the Auditors their independence; and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee appointed Beard Miller Company LLP as Auditors for 2009, which appointment the shareholders will be asked to ratify at the Annual Meeting.

This report has been provided by the Audit Committee:

Messrs. Manwaring, Nelson, Spencer and Joyce

DIRECTORS’ COMPENSATION

Each non-employee director receives an annual retainer of $9,500, a meeting fee of $500 for each Board meeting attended and $300 for each committee meeting attended.  The Board Chair receives an additional retainer of $10,000.  The Audit Committee Chairman receives an additional retainer of $5,000 and the chairman of all other committees receives an additional $100 for each committee meeting in which they serve in the capacity of committee chairman.  Employee directors do not receive monthly meeting fees.  We paid a total of $191,800 in director fees during the year ended December 31, 2008.

Set forth below is director compensation for each of our non-employee directors for the year ended December 31, 2008.

Director Compensation
			Non-qualified
			deferred
		Fees earned	compensation	All other
		or paid in	earnings	compensation	Total
Name	Year	cash ($)	($) (1)	($) (2)	($)
Chris R. Burritt	2008	$23,700	18,625	-	$42,325
George P. Joyce	2008	$22,300	2,588	-	$24,888
Bruce E. Manwaring	2008	$28,700	14,415	-	$43,115
L. William Nelson, Jr.	2008	$22,600	19,540	-	$42,140
Janette Resnick	2008	$36,500	-	-	$36,500
Corte J. Spencer	2008	$19,800	8,002	-	$27,802
Lloyd "Buddy" Stemple	2008	$16,900	1,478	-	$18,378
Steven W. Thomas	2008	$21,300	2,588	-	$23,888

(1)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each named director to the Trustee Deferred Fee Plan
(2)	No named director received perquisites and any other personal benefits that exceeded, in the aggregate, $10,000.

Director fees are reviewed annually by the Compensation Committee for recommendation to the Board of Directors.  The committee reviews relevant peer group data similar to that used in the executive compensation review.  The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct the Company.

Trustee Deferred Fee Plan.  Pathfinder Bank maintains the Trustee Deferred Fee Plan for members of the Board of Pathfinder Bank, Pathfinder Bancorp, Inc., or Pathfinder Bancorp M.H.C.  A participant in the plan is eligible to defer, on a monthly basis, the lesser of (i) $750 or (ii) 100% of the monthly fees the participant would be entitled to receive each month.  The participant’s deferred fees will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant’s services are terminated or the participant attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of services within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.   Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the date of the participant’s disability.  Such benefit will commence within 30 days following the date on which the participant is determined to be disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has established a process for shareholders to send communications to a director by either United States mail or electronic mail. Any shareholder who desires to communicate directly with our directors should send their communication to Board of Directors, Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126 or by email to directors@pathfinderbank.com. The communication should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

ATTENDANCE AT ANNUAL MEETINGS

The Company does not have a policy regarding the attendance of Board members at the Annual Meeting, although all are encouraged to attend.  Eight of the Company’s nine directors attended the 2008 Annual Meeting.

CODE OF ETHICS

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.pathfinderbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Beard Miller Company LLP to be our independent registered public accounting firm for 2009.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Beard Miller Company LLP, for the year ending December 31, 2009. A representative of Beard Miller Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

In order to ratify the selection of Beard Miller Company LLP, as our independent registered public accounting firm for 2009 the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Audit Committee and the Board of Directors recommends a vote "FOR" the ratification of Beard Miller Company LLP, as Auditors for 2009.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 214 West First Street, Oswego, New York 13126, no later than December 5, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/Edward A. Mervine
                                           Edward A. Mervine
Secretary
Oswego, New York
March 31, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, [Annual Report and Form 10-K] and [Proxy Card] are available at  www.pathfinderbank.com/annual meeting.

AS IN THIS EXAMPLE
| X |
REVOCABLE PROXY
PATHFINDER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 29, 2009

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting") which will be held at the Econolodge, 70 E. First Street, Oswego, New York on April 29, 2009 at 10:00 a.m., Eastern Time. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1) The election as directors of all nominees listed below (except as marked to the contrary below)

                                                  For All
                  For      Withhold      Except
                        |__|        |__|         |__|

Bruce E. Manwaring (three-year term)                                                                                                         George P. Joyce (two-year term)
L. William Nelson, Jr. (three-year term)                                                                                                        Lloyd “Buddy” Stemple (three-year term)

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.
__________________________________                                                                           ___________________________
__________________________________                                                                           ___________________________

2) The ratification of the appointment of Beard Miller Company LLP as independent auditors for the year ending December 31, 2009.

            For      Against      Abstain
            |__|        |__|           |__|

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING   |__|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.

                                DATE

SHAREHOLDER SIGN ABOVE_________CO-HOLDER (IF ANY) SIGN ABOVE

  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

PATHFINDER  BANCORP,  INC.

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

   The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated March 31, 2009.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each should sign.

    PLEASE  COMPLETE  AND  DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID  ENVELOPE.

IF  YOUR  ADDRESS  HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW  AND  RETURN  THIS  PORTION  WITH  THE  PROXY  IN  THE  ENVELOPE PROVIDED.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, [Annual Report and Form 10-K] and [Proxy Card] are available at  www.pathfinderbank.com/annual meeting.